Exhibit 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in this Registration Statement of West Corporation on Form S-8 of our report dated February 13, 2004, appearing in the Annual Report on Form 10-K of West Corporation for the year ended December 31, 2003.

/s/ DELOITTE & TOUCHE LLP

Omaha, Nebraska
April 23, 2004